UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2019

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 975-4321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) On January 8, 2019, CBS Corporation (“CBS” or the “Company”) appointed Lawrence Liding, who has served as the Company’s Executive Vice President, Controller and Chief Accounting Officer since 2014 and Senior Vice President, Controller and Chief Accounting Officer since 2011, to a newly created role as head of the Company’s operations in China, effective February 20, 2019. In his new position, Mr. Liding will work closely with Joseph R. Ianniello, the Company’s President and Acting Chief Executive Officer, David Nevins, the Company’s Chief Creative Officer, and Armando Nuñez, head of CBS Global Distribution, to extend the CBS brands and grow the Company’s business in China, while also creating new opportunities for the Company’s U.S.-based businesses.

Also on January 8, 2019, the Company appointed David Byrnes, who has served as the Company’s Senior Vice President, Internal Audit since 2015, as the Company’s Senior Vice President, Controller and Chief Accounting Officer, effective February 20, 2019, succeeding Mr. Liding in the role of the Company’s principal accounting officer.

Prior to serving as Senior Vice President, Internal Audit, Mr. Byrnes, age 48, had served as Senior Vice President, Finance, CBS Information Solutions & Technology since 2014. Previously, Mr. Byrnes served as Vice President, Finance at Simon & Schuster since 2009 and Vice President, Corporate Development of CBS since 2008. Prior to joining CBS in 2008, Mr. Byrnes spent five years at Automatic Data Processing, Inc. in various financial positions, including divisional Chief Financial Officer and Vice President of Financial Reporting and Policy. Mr. Byrnes began his career in the audit practice at KPMG LLP, where he served 11 years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

By:	/s/ Lawrence P. Tu
	Name:	Lawrence P. Tu
	Title:	Senior Executive Vice President and Chief Legal Officer

Date: January 10, 2019

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